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                                                                     EXHIBIT 2.2

                             FIRST AMENDMENT TO THE
                          AGREEMENT AND PLAN OF MERGER

         THIS FIRST AMENDMENT (the "Amendment") to the Agreement and Plan of Merger (the "Merger Agreement;" capitalized terms used but not defined herein shall have the meanings ascribed to them therein), dated as of October 31, 2000, by and among VERSO TECHNOLOGIES, INC., a Minnesota corporation ("Parent"), MCLICK ACQUISITION CORPORATION, a Delaware corporation and a second-tier, wholly-owned subsidiary of Verso ("Merger Sub"), and MESSAGECLICK, INC., a Delaware corporation ("Target"), is made as of November 9, 2000, by and among Parent, Merger Sub and Target.

                              W I T N E S S E T H:

         WHEREAS, the Parent, Merger Sub and Target desire to amend the Merger Agreement as provided herein,

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein, the parties hereto do hereby agree as follows:

         SECTION 1. AMENDMENTS TO MERGER AGREEMENT. The Merger Agreement is hereby amended as follows:

         (a) Article 4 of the Merger Agreement is hereby amended by adding a new Section 4.20 thereto which shall read in its entirety as follows:

                           "SECTION 4.20. ACCREDITED INVESTOR STATUS. To the
                  Knowledge of Target, each holder of TARGET Preferred Stock is an "accredited investor" (as such term is defined in Regulation D promulgated under the 1933 Act)."

         (b) The Merger Agreement is hereby amended by deleting Exhibit 3 thereto and replacing it with the Exhibit 3 attached hereto.

         (c) Section 11.7(a) of the Merger Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

                           "(a)     SFX Communications L.L.C. shall be
                  constituted and appointed as agent ("Stockholders' Agent") for and on behalf of the TARGET shareholders to give and receive notices and communications, to authorize delivery to PURCHASER of the PURCHASER Common Stock or other property from the Escrow Fund in satisfaction of claims by PURCHASER, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing.

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                  Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 10 days' prior written notice to PURCHASER. No bond shall be required of the Stockholders' Agent, and the Stockholders' Agent shall receive no compensation for its services. Notices or communications to or from the Stockholders' Agent shall constitute notice to or from each of the holders of Outstanding TARGET Shares."

         SECTION 2. EFFECT ON MERGER AGREEMENT. Except as otherwise specifically provided herein, the Merger Agreement shall not be amended but shall remain in full force and effect.

         SECTION 3. HEADINGS. The Section headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.

         SECTION 4. COUNTERPARTS. This Amendment may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, each of Parent, Merger Sub and Target has caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, all as of the day and year above written.


                                    VERSO TECHNOLOGIES, INC.


                                    By: /s/ Juliet M. Reising
                                       -----------------------------------------
                                       Juliet M. Reising
                                       Executive Vice President and
                                       Chief Financial Officer

                                    MESSAGECLICK, INC.


                                    By: /s/ Benjamin Feder
                                       -----------------------------------------
                                       Benjamin Feder
                                       Chairman and Chief Executive Officer

                                    MCLICK ACQUISITION CORPORATION


                                    By: /s/ Juliet M. Reising
                                        ----------------------------------------
                                        Juliet M. Reising
                                        Vice President



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